UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)	(I.R.S. Employer Identification. No)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (800) 877-7210

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 5.700% Senior Notes due 2027 and 6.000% Senior Notes due 2034

On May 20, 2024, LPL Holdings, Inc. (the “Company”), a wholly-owned subsidiary of LPL Financial Holdings Inc. (the “Guarantor”), completed the issuance and sale of $500 million aggregate principal amount of 5.700% Senior Notes due 2027 (the “2027 Notes”) and $500 million aggregate principal amount of 6.000% Senior Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes, the “Senior Notes”). The Senior Notes were issued pursuant to an Indenture, dated November 17, 2023, among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated May 20, 2024 (the “Second Supplemental Indenture”), and by the Third Supplemental Indenture, dated May 20, 2024 (the “Third Supplemental Indenture,” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”). The Indenture contains customary covenants and events of default.

The Senior Notes are senior unsecured obligations of the Company and are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor.

The sale of the Senior Notes has been registered with the Securities and Exchange Commission on the Company’s and the Guarantor’s shelf registration statement on Form S-3 (Registration Nos. 333-274631 and 333-274631-02).

The Company intends to use the net proceeds from the Senior Notes offering for general corporate purposes, including to repay outstanding borrowings under its revolving credit facility and to finance the acquisition (the “Atria Acquisition”) of Atria Wealth Solutions, Inc. (“Atria”).

The 2027 Notes will mature on May 20, 2027, and will bear interest at the rate of 5.700% per year, with interest payable semi-annually on May 20 and November 20 of each year, commencing on November 20, 2024. The Company may redeem all or part of the 2027 Notes at any time and from time to time prior to April 20, 2027 (the “2027 Par Call Date”) at a redemption price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2027 Notes matured on the 2027 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Second Supplemental Indenture) plus 20 basis points less (b) interest accrued to, but excluding, the redemption date, and (2) 100% of the principal amount of the 2027 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2027 Par Call Date, the Company may redeem the 2027 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If (i) the consummation of the Atria Acquisition does not occur on or before March 7, 2025, (ii) the Company notifies the trustee that it will not pursue the consummation of the Atria Acquisition or (iii) the purchase agreement to acquire Atria is terminated without the consummation of the Atria Acquisition, the Company will be required to redeem all of the 2027 Notes then outstanding on the date of the special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount of the 2027 Notes then outstanding, plus accrued and unpaid interest, if any, to but excluding the date of the special mandatory redemption. The 2034 Notes will not be subject to any special mandatory redemption if the acquisition of Atria is not completed.

The 2034 Notes will mature on May 20, 2034, and will bear interest at the rate of 6.000% per year, with interest payable semi-annually on May 20 and November 20 of each year, commencing on November 20, 2024. The Company may redeem all or part of the 2034 Notes at any time and from time to time prior to February 20, 2034 (the “2034 Par Call Date”) at a redemption price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 Notes matured on the 2034 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Third Supplemental Indenture) plus 25 basis points less (b) interest accrued to, but excluding, the redemption date, and (2) 100% of the principal amount of the 2034

Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the 2034 Par Call Date, the Company may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The foregoing descriptions of the Senior Notes and the Indenture are qualified in their entirety by reference to the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Form of 5.700% Senior Note due 2027 and the Form of 6.000% Senior Note due 2034, copies of which are filed as Exhibits 4.1, 4.2, 4.3. 4.4 and 4.5, respectively, to this Current Report on Form 8-K.

Senior Secured Credit Facilities

On May 20, 2024, LPL Holdings entered into an eighth amendment (the “Amendment”) to its amended and restated credit agreement, dated as of March 10, 2017, among LPL Holdings, the Company, JPMorgan Chase Bank, N.A., as administrative agent, swing-line lender and letter of credit issuer, and the lenders and the other parties party thereto from time to time (as amended, the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other changes, (i) increase the size of the revolving credit facility from $2 billion to $2.25 billion and (ii) extend the maturity of the revolving credit facility to the fifth anniversary of the Effective Date (as defined in the Credit Agreement).

The foregoing description of the Amendment is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated November 17, 2023, among LPL Holdings, Inc., LPL Financial Holdings Inc., as the Guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Guarantor’s Current Report on Form 8-K filed on November 17, 2023)

4.2	Second Supplemental Indenture, dated May 20, 2024, among LPL Holdings, Inc., LPL Financial Holdings Inc., as the Guarantor, and U.S. Bank Trust Company, National Association, as trustee

4.3	Third Supplemental Indenture, dated May 20, 2024, among LPL Holdings, Inc., LPL Financial Holdings Inc., as the Guarantor, and U.S. Bank Trust Company, National Association, as trustee

4.4	Form of 5.700% Senior Note due 2027 (included as Exhibit A to the Second Supplemental Indenture)

4.5	Form of 6.000% Senior Note due 2034 (included as Exhibit A to the Third Supplemental Indenture)

5.1	Opinion of Ropes & Gray LLP

10.1	Eighth Amendment, dated May 20, 2024, among the Company, the Guarantor, certain subsidiaries of the Company party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and parties party thereto

23.1	Consent of Ropes & Gray LLP (included as part of Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Name:	Gregory M. Woods
Title:	Secretary

Dated: May 20, 2024